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POLICY NAME:            Ethics - Apparent Conflicts of Interest
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PERSON RESPONSIBLE:     Compliance
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LATEST UPDATE:          November 29, 2004
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    I.       POLICY STATEMENT:
             BCM is required to act solely in the best interest of clients and to make full and fair disclosure of all material facts, especially where BCM's interest may conflict with the clients. BCM Employees are required to ensure that all clients are treated fairly. BCM Employees are expected to avoid even the appearance of a conflict of interest.

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POLICY NAME:            Ethics - Proprietary and Personal Trading
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PERSON RESPONSIBLE:     Compliance
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LATEST UPDATE:          August 4, 2004
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    II.     POLICY BACKGROUND:
            a. Personal trading transactions could have the appearance of conflicting with the interest of BCM's clients. As such, this policy is designed to prevent any potential conflict of interest, or even the appearance of a conflict of interest, with respect to personal transactions. Most importantly, we completely endorse the Code of Ethics and the standards of professional conduct as articulated and embraced by the Financial Analysts Federation (Exhibit B).

    III.    POLICY STATEMENT:
            a. All employees of BCM are required to put their fiduciary obligation first in all dealings, and should not benefit from positions that their clients occupy in the marketplace.

    IV.     PROCEDURE SUMMARY:
            a. As it relates to transactions in our own or related (family) or indirect (advisory) account, we recognize that it is imperative that we be above reproach in appearance, as well as in fact. With that thought in mind, the following procedure is in effect.
            b. The following steps must be adhered to upon the purchase or sale of any equity security. This policy refers to all securities and is not limited to the securities held in our investment accounts. Transactions in securities where we own stocks for our clients are strongly discouraged. Additionally, our management of a mutual fund requires that we observe a seven-day blackout. That is, employees are not allowed to buy or sell an equity security that is owned for our clients, seven days prior to and/or after the completion of a purchase/sale for any of our clients.
            c.   Steps to be completed  PRIOR to  transaction:
                     i. Check for any pending trades or transactions recently completed.
                    ii. Complete the Employee Transaction Pre-Approval Form. (Exhibit C)
                   iii. Attain written approval from the Portfolio Manager/Stock sponsor of that industry.
                    iv.   Attain written approval from the Trading Department.
            d.   Steps to be completed after the transaction:
                     i. It is required that all BCM employees' personal trading accounts with a broker/dealer be set up for duplicate confirmations and, at least, quarterly statements to be sent to the CCO.

            e. IN THE EVENT THAT A PURCHASE OR SALE OF AN EQUITY SECURITY THAT IS BEING UTILIZED IN OUR INVESTMENT PORTFOLIOS IS DESIRED, THE FOLLOWING PROCEDURE IS ALSO APPLICABLE;
                      i.   Purchases  can  only be  made  after  our  investment
                           accounts have completed their own purchase transactions, and there is no imminent trade pending.
                     ii. Sales can only be made after our investment accounts have completed their sales transactions, and there is not imminent trade pending.
                    iii. If the stock sponsor transacts in his own stocks, written documentation must be attached to the Employee Transaction Pre-Approval Form.
            f. In addition, under any circumstances, a quarterly transaction report is to be completed by each employee, identifying the specific purchases and/or sales, date of transaction, etc., (Exhibit D) and filed with the CCO with 10 days after the end of each calendar quarter. It is strongly recommended that each person be required to direct their brokers to supply BCM with duplicate copies of periodic statements (in additional to confirmation) of all securities accounts for which you are responsible or have any interest.
            g. In the event that the CCO and CEO determine that a material violation of this Code has occurred, further action and sanctions will be instituted. Disgorgement is recommended by the Task Force. That is, a person should disgorge any profits and assume any losses, even if he/she acted innocently and the action is discovered later.
            h. While there is no prohibition in the Code of Ethics on short-term trading profits, the CCO will monitor reports and address any abuses of short-term trading profits on a case-by-case basis. To avoid any doubt, you are advised to avoid the purchase and sale or the sale and purchase, within 60 calendar days, of the same (or equivalent) Securities of which you have ownership. If an abuse is discovered, you will be required to disgorge any profits realized on personal trades executed within the above prescribed period.
            i. The CCO will maintain these confirmations, Employee Transaction Pre-Approval Forms, and quarterly reports in an orderly manner for inspection by any appropriate party.


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                                    EXHIBIT C

                       EMPLOYEE TRANSACTION APPROVAL FORM

EMPLOYEE NAME: _______________________________________________

Date:__________________________           Time:______________

.................................................................................

                          EQUITY SECURITY INFORMATION:
                          ---------------------------

NAME OF EQUITY SECURITY: ____________________________________________

Ticker Symbol:__________________

Type of Transaction: (circle one) PURCHASE SELL

.................................................................................

                               APPROVAL REQUIRED:
                               -----------------

      VALID FOR 24 HOURS AFTER OBTAINING APPROVAL

Please get approvals in the following order BEFORE placing your transaction.

1. COMPLIANCE: Axys shows no activity within the 7-day time limit for the above referenced equity security.

         ---------------            ---------------
         Initials                   Date


2. Portfolio Manager: NO NEAR TERM (7-DAY) ACTIVITY IS PLANNED FOR THE ABOVE REFERENCED EQUITY SECURITY.

         ---------------            ---------------
         Initials                   Date

3. Trading: THE ABOVE REFERENCED EQUITY SECURITY DOES NOT APPEAR ON OUR DAILY PENDING SHEET, NOR HAS HAD ANY ACTIVITY TODAY.

         ---------------            ---------------
         Initials                   Date


4.    Compliance:  FORM IS COMPLETE WITH APPROVALS AND READY FOR FILING.

WHILE  THERE IS NO  PROHIBITION  IN THE CODE OF  ETHICS  ON  SHORT-TERM  TRADING
PROFITS, THE CHIEF COMPLIANCE OFFICER WILL MONITOR REPORTS AND ADDRESS ANY ABUSES OF SHORT-TERM TRADING ON A CASE BY CASE BASIS. TO AVOID ANY DOUBT, YOU ARE ADVISED TO AVOID THE PURCHASE AND SALE, OR THE SALE AND PURCHASE, WITHIN 60 CALENDAR DAYS, OF THE SAME (OR EQUIVALENT) SECURITIES OF WHICH YOU HAVE OWNERSHIP. IF AN ABUSE IS DISCOVERED, YOU WILL BE REQUIRED TO DISGORGE ANY PROFITS REALIZED ON PERSONAL TRADES EXECUTED WITHIN THE ABOVE PRESCRIBED PERIOD.

INITIAL PUBLIC OFFERINGS
------------------------

The purchase of Equity Securities in initial public offerings (IPOs) by Advisory personnel can create an appearance that such personnel have taken inappropriate advantage of their positions for personal benefit. Accordingly, such an Advisory Person may not acquire Beneficial Ownership of any equity securities in an IPO. Further, Advisory personnel are prohibited to use the facilities of the Adviser to secure an IPO equity purchase, directly or indirectly, for any non-advisory client, or to directly or indirectly, (that is, in circumvention of the Adviser's procedures for allocation of IPO equity purchases among Advisory Clients) secure an IPO equity issue for any Advisory Client.

If you are an employee, manager, director, officer or partner of BCM, NASD rules prohibit you from purchasing any securities in a Hot IPO. Hot IPOs are securities of a public offering that trade at a premium in the secondary market whenever such secondary market begins.


FRAUDULENT PRACTICES

If you purchase or sell, directly or indirectly, a security which is held or to be acquired by an Advisory Client, you may not:

1.    employ any device, scheme or artifice to defraud such Advisory Clients;

2. make to such Advisory Client any untrue statement of a material fact or omit to state to such Advisory Client a material fact necessary in order to make the statement made, in light of the circumstances under which they are made, not misleading;

3. engage in any act, practice or course of business which would operate as a fraud or deceit upon such Advisory Client; or

4.    engage in any manipulative practice with respect to such Advisory Client.


GIFTS

You must obtain prior approval from the CCO for any investment opportunity, gift, gratuity or other thing of more than deminimus value that was either received from or given to a any person or entity that does business, or desires to do business with the Adviser directly or on behalf of an Advisory Client. Reporting is done quarterly on Exhibit D.

PURCHASE OF SECURITIES FROM OR SALE OF SECURITIES TO ADVISORY CLIENTS

You are prohibited, directly or indirectly, from purchasing any securities from or selling any security to an Advisory Client. Such a transaction would pose a direct conflict with the Adviser's fiduciary duty to the Advisory Client, and would violate applicable securities laws.

OUTSIDE BUSINESS ACTIVITIES INCLUDING SERVICE AS A DIRECTOR OF A PUBLICLY TRADED ENTITY
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Any new outside business  activities,  including service as a partner,  officer, director, owner or trust, must receive approval of the CCO by completing the form attached as Exhibit D. Service as a partner, officer, director, owner or trustee of a non-profit organization as a volunteer and without compensation, for example, on the board of a school, hospital or social organization, does not require approval if there are not points of conflict.

If you are an Advisory Person, you are prohibited from serving on the board of directors or other governing board of a publicly traded entity, except with prior written authorization from the CCO. In considering such authorization, the CCO will consult with the Chief Executive Officer concerning the imposition of appropriate procedures to prevent the misuse of material non-public information which may be acquired through board service, and other procedures or investment restrictions which may be required to prevent actual or potential conflicts of interest.

                       COMPLIANCE - Certificate of Receipt


You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached as Exhibit E. An executed copy of this form is required to be returned to the CCO within 10 days of receipt of this manual.


CERTIFICATE OF COMPLIANCE

You are required to certify upon commencement of your employment or the effective date of this Manual, whichever occurs later, and annually thereafter, that you have read and understand these procedures and recognize that you are subject to the Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all transactions during the prior year in Securities of which you had or acquired Beneficial Ownership. A form for this purpose is attached as Exhibit F.


REMEDIAL ACTIONS

You are required to report any violation of this Code to the CCO. Strict compliance with the provisions of this Code is considered a basic provision of association with BCM. You may not participate in the determination of whether you have committed a violation of the Code or of the imposition of any sanction against yourself. In the event of a violation of this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, suspension or termination.

RECORD RETENTION

The CCO is responsible for maintaining in an easily accessible place, for a period of not less than five (5) years:

       1.  A copy of this Code of Ethics,
       2. A record of any violation and of any action taken as a result of such violations,
       3. a list of all persons who, within the last six (6) years have been required to make reports pursuant to this Code,
       4.  A copy of all reports filed pursuant to this Code.


Confidentiality

All reports of Securities transactions and any other information filed with the CCO pursuant to this Code shall, to the greatest extent practicable, be treated as confidential.



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                                 CODE OF ETHICS

                              ACKNOWLEDGEMENT FORM

I hereby acknowledge that I have read and understand the attached Code of Ethics and agree that as an Associated Person I am subject to and will abide by the provisions and all amendments thereto. I further undertake to obey the rules of any regulatory body with which the Adviser may be required to comply either directly or indirectly prevailing from time to time and any addition, amendment or replacement that is set out in any written notice which is subsequently given to me.










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PLEASE RETURN THIS FORM TO THE CHIEF COMPLIANCE OFFICER.
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                                 CODE OF ETHICS
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                       ANNUAL CERTIFICATION OF COMPLIANCE
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I hereby  certify  that I have  complied  with the  requirements  of the Code of
Ethics (the "Code"), for the year ended December 31, 200____. Pursuant to the Code, I have disclosed or reported all personal securities transactions required to be disclosed or reported hereunder and complied in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.












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PLEASE RETURN THIS FORM TO THE CHIEF COMPLIANCE OFFICER.
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